EXHIBIT 10.21.6
                                  AGREEMENT

  THIS AGREEMENT made this 24th day of September, 1997, by and among MASSENA MANAGEMENT, LLC, a New York limited liability company with a principal place of business at 333 Earle Ovington Boulevard, Uniondale, New York (herein called "Buyer"), NATIVE AMERICAN MANAGEMENT CORP., a New York corporation with a principal place of business at One Old Country Road, Carle Place, New York (herein called "NAMC"), GARY A. MELIUS, the sole shareholder of NAMC ("Melius"), PRC-ST. REGIS, INC., a Delaware corporation with a principal place of business at 802 North First Street, St. Louis, Missouri (herein called "PRC-St. Regis") and Massena Management Corp., a New York corporation with a principal place of business at 333 Earle Ovington Boulevard, Uniondale, New York (herein called "Massena Corp."), which joins for the purposes of its agreements and consents specifically set forth herein.

                            W I T N E S S E T H :

  WHEREAS, PRC-St. Regis is one of two general partners of President R.C.-St. Regis Management Company, a New York general partnership (herein called the "Partnership"), having a fifty (50%) percent interest in the Partnership (herein called the "Partnership Interest"); and

  WHEREAS, NAMC is the other general partner of the Partnership, also having a fifty (50%) percent interest in the Partnership; and

  WHEREAS, the terms of the relationship between NAMC and PRC-St. Regis are set forth in that certain General Partnership Agreement of President R.C.-St. Regis Management Company made as of August 9, 1993, as amended, (herein called the "Partnership Agreement"); and

  WHEREAS, the Partnership entered into that certain Third Amended and Restated Management Agreement with the St. Regis Mohawk Tribe, dated April 18, 1996 (herein called the "Management Agreement"); and

  WHEREAS, Massena Corp. has purchased, contemporaneously with this Agreement, all of NAMC's right, title and interest in the Partnership; and

  WHEREAS, the Buyer desires to purchase the Partnership Interest and all other right, title and interest of PRC-St. Regis related thereto, and PRC-St. Regis desires to sell its Partnership Interest and all right, title and interest related thereto to the Buyer; and

  WHEREAS, NAMC and Melius are parties to this Agreement solely for the purpose of consenting to the transfer of the Partnership Interest to Buyer, consenting to Buyer becoming a partner in the Partnership, as required by
Section 7.02 of the Partnership Agreement, consenting to the grant of a security interest in the partnership distributions of the Buyer and providing the release in Paragraph 3 below and the indemnification in Paragraph 9 below.

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  NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, and warranties herein contained, and subject to the terms and conditions hereof, the parties agree as follows:
  1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning given in the Management Agreement.

  2. Transfer of Rights and Obligations. Subject to the terms and conditions hereof, PRC-St. Regis hereby agrees to sell and Buyer hereby agrees to buy the Partnership Interest and all of PRC-St. Regis' right, title and interest under the following documents:

       (a)  the Partnership Agreement;

       (b)  the Management Agreement;

       (c) the December 30, 1993 Option to Purchase Agreement between PRC-St. Regis and 100 Lindbergh Boulevard Corp. ("Option Agreement"); and

       (d) the December 30, 1993 Easement Agreement between PRC-St. Regis and 100 Lindbergh Boulevard Corp. ("Easement Agreement").

       NAMC hereby consents to the sale and purchase of the Partnership
Interest.

  3. Mutual Releases. Except as expressly set forth in this Agreement and the agreement of even date herewith by and among Massena Management Corp., Melius, NAMC, PRC-St. Regis and Nassau County Native American, as of the Closing Date as defined in Paragraph 4 below, Buyer, Gary A. Melius and NAMC jointly and severally release and forever discharge PRC-St. Regis and President Casinos, Inc. and its other affiliates and subsidiaries, and all of their officers, directors, agents, attorneys and any other representatives, and PRC-St. Regis releases and forever discharges NAMC and Gary A. Melius, and their affiliates, officers, directors, agents, attorneys and any other representatives, from all duties, demands, claims, judgments, liabilities and any other obligations of any nature whatsoever under or related to the Partnership Agreement (including without limitation the obligation of Gary A. Melius under Section 4.01(c)(ii) thereof and the obligation of PRC-St. Regis under Section 4.01 (c) (iii) thereof and any and all financing obligations of PRC St. Regis thereunder), the Management Agreement, the Option Agreement and the Easement Agreement, and as of the Closing Date, Buyer acquires all of PRC-St. Regis' right, title and interest in (including without limitation the financial benefits that may be realized under any such agreements) and assumes all of PRC-St. Regis' duties, obligations and liabilities under the Partnership Agreement, the Management Agreement, the Option Agreement and the Easement Agreement (including without limitation all financing obligations).

  4. Closing. Closing is conditioned on Paragraph 5(a) below, and shall occur on the Effective Date of the Management Agreement, or such earlier date as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"). The parties hereto agree that closing shall take place at the offices

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of the NIGC, 1441 L Street NW, Washington, D.C., and that closing shall occur at such time as the NIGC sets for the granting of its approval of the Management Agreement.

  5. Purchase Price. The purchase price for the transfers specified herein shall be Two Million ($2,000,000) Dollars ("Purchase Price") payable by Buyer to PRC-St. Regis in accordance with the following installment schedule:

       (a) Three Hundred Seventy-Five Thousand ($375,000) Dollars to be paid on the Closing Date;

       (b) Six Hundred Twenty-Five Thousand ($625,000) Dollars upon the date of the opening to the public of the Tribal Gaming Operation ("Opening Date"); and

       (c) One Million ($1,000,000) Dollars to be paid in monthly installments in the amount equal to ten (10%) percent of the sum of (i) the Management Fee paid to the Manager under Section 8.10(D) of the Management Agreement, plus (ii) the total amount of all reimbursements to the Manager under Section 8.10(C) of the Management Agreement of Development Expenses, plus interest paid thereon (said ten (10%) percent of (i) and (ii) being hereinafter called the "Purchase Price Portion"). Such monthly payment of the Purchase Price Portion shall be made within two business days of the receipt by the Manager of its monthly payment as set forth in Section 8.10(A) of the Management Agreement. The exclusive source of the payment of the sum due under this sub-paragraph 5(c) shall be the monthly Purchase Price Portion actually received by the Manager. Buyer may prepay the sum due under this sub-paragraph 5(c) in part or in whole at any time at its sole option. Notwithstanding the foregoing, in the event the Tribe exercises its Tribal Buyout Option as set forth in Paragraph 4.2 of the Management Agreement, or in the event that the Buyer or Massena Corp or both or their successors or assigns shall sell their right, title and interest in the Manager to any other person or entity, whether through an asset sale or a sale of equity or by any other means, any outstanding balance remaining due and owing under this Paragraph 5 shall be paid from the Buyout Price when received from the Tribe, or shall be paid from the purchase price paid by such other person or entity when received. Buyer shall not cause or permit any delay or deferment of the payment of any installment of the Purchase Price or the monthly payment of the Purchase Price Portion.

       All such sums to be paid to PRC-St. Regis under this Agreement shall be payable in guaranteed funds or by wire transfer, at the election of PRC-St. Regis. In the event the aforementioned payments are timely made, they shall bear no interest; however, in the event such payments are not timely made, they shall bear interest at the floating rate of prime, as determined by Chase Manhattan Bank, plus four (4%) percent, payable monthly until such default is cured.

  6. Guaranty of Purchase Price by Massena Corp. (a) Massena Corp. acknowledges that, as an affiliate of Buyer, it shall benefit from the transfers to Buyer contemplated by Paragraph 2 hereof; therefore, as

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additional consideration for such transfers, and induce PRC-St. Regis to make such transfers, which transfers PRC-St. Regis would not make without the guaranty of Massena Corp. provided hereby, and intending to be legally bound hereby, Massena Corp. hereby irrevocably, unconditionally and absolutely guarantees:

            (i) Buyer's payment to PRC-St. Regis of Six Hundred Twenty-Five Thousand ($625,00) Dollars upon the Opening Date, as stated in Paragraph 5 (b) above (it being acknowledged by PRC-St. Regis that such sum will not be due from Buyer if the Tribal Gaming Operation does not open to the public in spite of Buyer's best reasonable efforts to cause such opening to occur, and acknowledged by Buyer that Buyer shall use it's best reasonable efforts to expedite and cause the opening of the Tribal Gaming Operations to the public), and (ii) Buyer's payments to PRC-St. Regis of 20% of Buyer's share of the Purchase Price Portion actually received by the Manager, promptly when due, up to the total amount of One Million Dollars, as stated in Paragraph 5 (c) above, (it being acknowledged by PRC-St. Regis that such sum will be due from Buyer only to the extent that the Purchase Price Portion is received by the Manager),along with any interest coming due on untimely payments of the foregoing, as stated in Paragraph 5 above ("Guaranteed Payments"). Massena Corp. irrevocably, unconditionally and absolutely covenants to PRC-St. Regis that, if Buyer at any time defaults in the payment of any of the Guaranteed Payments, Massena Corp. shall pay to PRC-St. Regis all amounts of the Guaranteed Payments due to PRC-St. Regis. Massena Corp, shall also pay to PRC-St. Regis, on demand, all reasonable attorneys' fees and costs relating to the enforcement of this guaranty.

       (b)  Massena Corp. hereby expressly waives and releases:

            (i)   notice of any default on the part of Buyer;

            (ii) right to interpose any and all procedural defenses, at law or in equity, to the enforcement of this guaranty, except the defense of prior payment of the Guaranteed Payments that Massena Corp. is called upon to pay (in connection with this waiver, Massena Corp. warrants that it has no substantive defenses as of the date of this guaranty);

            (iii) all rights and remedies accorded by applicable law to guarantors or sureties, including, without limitation, the right of discharge upon modification of the primary obligation or any extension of time conferred by any law now or hereafter in effect;

            (iv) any right or claim of right to cause a marshalling of Buyer's assets or to cause PRC-St. Regis to proceed against Buyer or any collateral held by Buyer, before proceeding against Massena Corp. Any failure to enforce or delay in enforcement of any of the terms of this guaranty on the part of PRC-St. Regis shall not waive or impair any of the terms of this guaranty.

       (c) Upon any default by Buyer in the payment of any amount of the Guaranteed Payments set forth above, PRC-St. Regis shall have the right to

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enforce this guaranty against Massena Corp, without pursuing any rights or remedies against Buyer or any other person or entity, or against any security PRC-St. Regis may hold, it being intended that immediately upon any breach or default by Buyer in any payment of any amount of the Guaranteed Payments when due, PRC-St. Regis may enforce its rights directly against Massena Corp. without first proceeding against Buyer. PRC-St. Regis may commence any action or proceeding based upon this guaranty directly against Massena Corp. for payment of any amount of the Guaranteed Payments when due, without making Buyer or any other person or entity a party defendant in such action or proceeding. Any one or more successive or concurrent actions may be brought on this guaranty against Massena Corp., either by the same action, if any, brought against Buyer and/or any other party, or in separate actions, as often as PRC-St. Regis, in its sole discretion. may deem necessary or appropriate.

       (d) The liability of Massena Corp. under this guaranty and the terms and conditions of this guaranty shall not be impaired, released, terminated or discharged, in an way or under any circumstances, except as may be mutually agreed in writing between PRC-St. Regis and Massena Corp.

  7. Security Agreements. As further consideration for the transfers contemplated by Paragraph 2 hereof, and to further induce PRC-St. Regis to make such transfers, Buyer and Massena Corp. grant the following security to PRC-St. Regis, without which security interests PRC-St. Regis would not make the transfers contemplated in Paragraph 2 hereof:

       (a) In order to secure payment of the Purchase Price due PRC-St. Regis under Paragraph 5 above, and any interest coming due on untimely payments thereof, Buyer grants a security interest to PRC-St. Regis, until the Purchase Price and any interest thereon is fully paid, in and to the following collateral:

            (i) Twenty (20%) percent of Buyer's right to distributions as Managing Partner under Sections 4 and 5 of the Partnership Agreement, and all proceeds thereof;

            (ii)  Buyer's right to the "withdrawal payment" under Section 4.01
(a) of the Partnership Agreement, and all proceeds thereof;

            (iii) Buyer's right to the "Redemption Price" under the Section
7.03 of the Partnership Agreement, and all proceeds thereof;

            (iv) Buyer's right to payment under any existing or future contract for the sale to any equity interest in Buyer, and all proceeds thereof;

            (v) Buyer's right to payment under any existing or future contract for the sale of all or any portion of Buyer's Partnership Interest in the Partnership, and all proceeds thereof;

            (vi) Buyer's right under the Partnership Agreement to the distribution of any Buyout Price received by the Partnership from the Tribe

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under Section 4.2 of the Management Agreement, and all proceeds thereof.

The assets listed in Paragraph 7 (a)(i) through (vi) above, in which PRC-St. Regis has a security interest, are defined as the "LLC Collateral".

       (b) In order to secure Massena Corp.'s guaranty of the Purchase Price provided in Paragraph 6 above, Massena Corp. grants a security interest to PRC- St. Regis, until the Purchase Price and any interest thereon is fully paid, in and to the following collateral:

            (i)   Massena Corp.'s right to the "Redemption Price" under
Section 7.03 of the Partnership Agreement, and all proceeds thereof;

            (ii) Massena Corp.'s right to payment under any existing or future contract for the sale of all or any portion of Massena Corp.'s partnership interest in the Partnership, and all thereof; and

            (iii) Massena Corp.'s right under the Partnership Agreement to the distribution of any Buyout Price received by the Partnership from the Tribe under Section 4.2 of the Management Agreement, and all proceeds thereof.

The assets listed in Paragraph 7(b)(i) through (iii) above, in which PRC-St. Regis has a security interest, are defined as the "Corp. Collateral".

       (c) Contemporaneously with the signing hereof, Buyer and Massena Corp. shall deliver to PRC-St. Regis duly executed UCC-1 financing statements satisfactory to PRC-St. Regis, for the perfection PRC-St. Regis' security interests in the LLC Collateral and the Corp. Collateral, on the official forms prescribed by the New York Department of State and by the filing officer of Nassau County, New York. This Paragraph 7 shall constitute a written security agreement under the Uniform Commercial Code, which is intended to grant security interests to PRC-St. Regis in all of the aforesaid collateral, and which is executed by Buyer and Massena Corp. below.

  8. Failure of NIGC Approval. Buyer shall use its best reasonable efforts to obtain NIGC approval of the Management Agreement and, if necessary, this Agreement, and Buyer and PRC-St. Regis shall cooperate in all respects with each other in obtaining such approvals and implementing the terms of this Agreement. In the event that the Management Agreement and, if necessary, this Agreement are not approved for any reason by the Chairman of the NIGC or the Secretary of the Interior or their designees prior to or within six (6) months from the date of this Agreement, this Agreement may be terminated in its entirety at the sole option of the PRC-St. Regis, with Buyer to have a ninety
(90) day extension to be exercised in writing at its sole option. In the event of such termination, neither Buyer nor PRC-St. Regis will have any further rights or obligations under this Agreement, and all parties hereto shall have their rights and obligations as such existed prior to the execution of this Agreement. The parties hereto agree to promptly execute any documentation necessary or appropriate to effectuate the reversion of such rights and obligations in the event of such termination of this Agreement. This provision shall survive the termination of this Agreement.

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  9.   Instruments of Conveyance.  On the Closing Date or thereafter, if required, PRC- St. Regis shall deliver to Buyer a bill of sale or other transfer documents reasonably acceptable to the Buyer memorializing the transfers contemplated hereunder.

  10. Indemnification. (a) Buyer shall indemnify and hold PRC-St. Regis harmless, and defend PRC-St. Regis at all times after the Closing Date, against and in respect of: (i) any losses incurred as a result of any default by the Buyer under, or breach by it of, any of the terms, conditions, representations or warranties of this Agreement and (ii) all liabilities of any nature of the Partnership (except to the extent that such liabilities are caused by acts or omissions on the part of PRC-St. Regis), the Buyer, or their successors or assigns including, but not limited to, any claims asserted by the Tribe, any claims asserted by any person or entity for any brokerage fees or commissions or for any other reason, whether accrued, absolute, contingent, joint, several, matured, unmatured or otherwise existing on or after the Closing Date; (b) PRC-St. Regis shall indemnify and hold the Buyer and NAMC harmless, after the Closing Date, against and in respect of: (i) any losses incurred as a result of any default by PRC-St. Regis under, or breach by it of, any of the terms, conditions, representations or warranties of this Agreement and (ii) all liabilities of, or claims against, PRC-St. Regis arising out of the conduct of PRC-St. Regis' business at any time prior to the Closing Date, otherwise than in the ordinary course of business; (c) NAMC shall indemnify and hold PRC-St. Regis harmless, and defend PRC-St. Regis at all times after the Closing Date, against and in respect of: (i) any losses incurred as a result of any default by NAMC under, or breach by it of any of the terms, conditions, representations or warranties of this Agreement and
(ii) all liabilities of any nature of the Partnership (except to the extent that such liabilities are caused by acts or omissions on the part of PRC-St. Regis), NAMC or their successors or assigns, including, but not limited to, any claims asserted by the Tribe, any claims asserted by any person or entity for any brokerage fees or commissions or for any reason, whether such claims or liabilities are accrued, absolute, contingent, joint, several, matured, unmatured or otherwise existing on the Closing Date.

The indemnifications set forth herein shall survive the Closing Date.

  11. Conditions of Closing. The obligation of the Buyer to purchase PRC-St. Regis' rights, title and interests hereunder shall be subject to the following conditions:

       (a) There shall have been no material change in PRC-St. Regis or in the Partnership adverse to the Buyer (and the parties agree that any purchase by Buyer or its affiliate of NAMC's partnership interest in the Partnership shall not be considered a "material adverse change");

       (b) All required regulatory approvals of this Agreement, if any, shall have been obtained;

       (c) All representations and warranties contained herein shall be true and correct; and

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       (d)  NAMC and PRC-St. Regis shall have taken all steps necessary, if any, with regard to the Partnership Agreement to allow and provide for the sale of the Partnership Interest in accordance with, and for the implementation of, the terms of this Agreement.

  12. Representations and Warranties of PRC-St. Regis. PRC-St. Regis makes the following representations and warranties, which PRC-St. Regis believes are true now, shall be true on the Closing Date as if made as of that date, and which shall survive the closing and the delivery of all instruments and documents contemplated herein:

       (a) Organization; Good Standing. PRC-St. Regis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

       (b) Company assets. The consideration given for the above-mentioned purchase price shall include all of PRC-St. Regis' right, title and interest to and in the Partnership Interest and PRC-St. Regis' rights and obligations under the Partnership Agreement.

       (c) Title to Partnership Interest. At closing, PRC-St. Regis shall have authority and ability to convey to the Buyer and shall have taken all necessary corporate action to convey good and indefeasible title to the Partnership Interest, free and clear of all covenants, restrictions, reversions, remainders, or interests of others, and all liens, pledges, charges or encumbrances of any nature whatsoever, including, but without limitation, the pledge of PRC-St. Regis' interest in the Partnership as security for PRC-St. Regis' and/or President Riverboat Casino, Inc.'s (or its successors' or assigns') obligations under the $100,000,000 in principal amount of 13% Senior Notes due 2001 issued by President Riverboat Casino, Inc. to United States Trust Company of New York, as collateral agent, for the ratable benefit of the holders of the Senior Notes.

       (d) Tax returns and payments. PRC-St. Regis has filed all federal, state and local tax returns and reports required to be filed and has paid or established adequate reserves for the proper payment of all taxes and other governmental charges upon it or its properties, assets, income, licenses, or sales.

       (e) Financial statements. PRC-St. Regis shall deliver to Buyer its financial statement for its fiscal year ending February 28, 1997. A three month balance sheet and income statement for PRC St. Regis shall be prepared in accordance with generally accepted accounting principles for the three month period ending May 31, 1997, and shall be delivered at closing to the Buyer. PRC-St. Regis represents and warrants that said financial statements fairly represent the financial condition of PRC-St. Regis and the results of operations for the fiscal period ended on the date of the financial statements and since such date there has been no material increase in the liabilities of PRC-St. Regis adverse to the Buyer and no material adverse change in the financial condition or operations of PRC-St. Regis adverse to the Buyer.


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       (f)  Litigation, etc.  PRC-St. Regis has no knowledge of any suit, action or litigation, arbitration, administrative proceeding, or other proceeding, or governmental investigation or inquiry of any kind regarding PRC-St. Regis or the Partnership, or other proceeding, or governmental investigation or inquiry threatened that might, severally or in the aggregate, materially and adversely affect the financial condition, business, property, assets, or prospects of PRC-St. Regis or impair PRC-St. Regis' ability to sell its Partnership Interest. To the best of PRC-St. Regis' knowledge and belief, PRC-St. Regis and Partnership have materially complied with and are not in default in any material respect with any law, ordinance, requirement, regulation, or order applicable to their business and properties, and PRC-St. Regis has not received notice of any claimed default with respect to any of the foregoing.

       (g) Adverse agreements. Neither PRC-St. Regis nor the Partnership is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects or, as far as PRC-St. Regis can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets, or financial condition of PRC-St. Regis or the Partnership or impair PRC-St. Regis' ability to sell its Partnership Interest.

       (h) Reconciliation of Development Expenses. NAMC and PRC-St. Regis have reconciled sums expended through the date of this Agreement that PRC-St. Regis believes are properly includable as Development Expenses, and as to which PRC-St. Regis believes the Partnership is entitled to be reimbursed by the Tribe in accordance with Section 8.10 of the Management Agreement. Solely to the extent that Development Expenses are reimbursed by the Tribe to the Partnership in accordance with Section 8.10 of the Management Agreement, Buyer shall be entitled to recover PRC-St. Regis' share of the Development Expenses. PRC-St. Regis' share of the Development Expenses is calculated to be Three Million Two Hundred Thirty-Eight Thousand Three Hundred Twelve and 12/100 ($3,238,312.12) Dollars. PRC-St. Regis shall not be liable for any reimbursement of Development Expenses to the Partnership or Buyer, and the Partnership's and Buyer's right to recovery of Development Expenses is limited to amounts reimbursed by the Tribe.

       (i) Compliance with Terms of the Management Agreement. PRC-St. Regis is not aware of any defaults on the part of the Partnership under the terms of the Management Agreement.

  13. Covenants of PRC-St Regis. PRC-St. Regis agrees that, upon the execution hereof until the Closing Date:

       (a) Cooperation. PRC-St. Regis shall use its best reasonable efforts to cause the sale contemplated by this Agreement to be consummated. PRC-St. Regis will use its best reasonable efforts to preserve PRC-St. Regis' business intact and to preserve business relations and to cause PRC-St. Regis' business to be conducted so that the covenants, representations, warranties, and provisions hereof are true at closing.

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       (b)  Transaction Out of Ordinary Course of Business.  Except with the prior written consent of the Buyer, which shall not be unreasonably withheld, PRC-St. Regis will not enter into any transaction out of the ordinary course of business from the date hereof to the Closing Date.

       (c) Access to properties, etc. PRC-St. Regis will provide to the Buyer and to Buyer's counsel, accountants, investment advisers, and other representatives full access during normal business hours to all of the properties, books, tax records, contracts, commitments, and records of PRC-St. Regis and the Partnership and will furnish to the Buyer all such documents and information with respect to PRC-St. Regis' and the Partnership's affairs as the Buyer may from time to time reasonably request up to the closing of this transaction.

       (d) Maintenance of Books, etc. PRC-St. Regis will maintain its books, accounts, records in the usual manner on a basis consistent with prior years. PRC-St. Regis will duly comply in all material respects with all laws and decrees applicable to PRC-St. Regis and to the conduct of its business.

       (e) Certain Prohibited Transactions. Except with the prior written consent of the Buyer, which shall not be unreasonably withheld, PRC-St. Regis shall not enter into any contract to cause PRC-St. Regis to merge or consolidate with or sell its assets, including but without limitation the Partnership Interest, or change the nature or character of its business, or amend its charter or bylaws or enter into any employment agreement, lease, or other agreements not approved by Buyer in writing, nor shall PRC-St. Regis grant any stock option, pledge, gift, sell, or otherwise encumber or dispose of any of its shares of stock.

       (f) Partnership Amendment. PRC-St. Regis agrees to enter into any amendment of the Partnership as may be necessary or appropriate to allow and provide for the sale contemplated by this Agreement.

       (g) Tax Returns. Within Fifteen (15) days of the date of this Agreement, PRC-St. Regis shall supply to Buyer copies of all tax returns, federal and state, filed on behalf of the Partnership.

  14. Representations, Warranties and Covenants of Buyer. Buyer makes the following covenants, representations and warranties, which are true now, shall be true on the Closing Date a if made as of that date, and which shall survive the closing and the delivery of all instruments and documents contemplated herein:

       (a) Organization; Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

       (b) Tax Returns and Payments. Buyer has filed all federal, state and local tax returns and reports required to be filed and has paid or established adequate reserves for the proper payment of all taxes and other governmental charges upon it or its properties, assets, income, licenses or sales.

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
       (c) Access to Records, Etc. Buyer will provide to PRC-St. Regis and to PRC-St. Regis' counsel, accountants, investment advisors or other representatives, full access during normal business hours to all of the properties, books, tax records, contracts, commitments, financial statements and other records of Buyer, and will furnish to PRC-St. Regis copies of all such documents and information with respect to Buyer's affairs, as PRC-St. Regis may from time to time reasonably request after the date of this Agreement.

       (d) Litigation, Etc. Buyer has no knowledge of any suit, action or litigation, arbitration, administrative proceeding or other proceeding, or governmental investigation or inquiry of any kind regarding Buyer, or other proceeding, governmental investigation or inquiry threatened, that might, severally or in the aggregate, materially and adversely affect the financial condition, business property, assets or prospects of Buyer or impair Buyer's ability to purchase the Partnership Interest. To the best of Buyer's knowledge and belief, Buyer has materially complied with and is not in default in any material respect with any law, ordinance, requirement, regulation or order applicable to its business and properties, and Buyer has not received notice of any claimed default with respect to any of the foregoing.

       (e) Adverse Agreements. Buyer is not a party to any agreement or instrument, or subject to any charter or any other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects or may in the future materially and adversely affect, the business operations, prospects, properties, assets or financial condition of Buyer or impair Buyer's ability to purchase the Partnership Interest.

       (f) Cooperation. Buyer shall use its best reasonable efforts to cause the sale contemplated by this Agreement to be consummated. Buyer will use its best reasonable efforts to preserve Buyer's business intact and to preserve business relations and to cause Buyer's business to be conducted so that the covenants, representations, warranties and provisions hereof are true at closing.

       (g) Transaction Out of Ordinary Course of Business. Except with the prior written consent of PRC-St. Regis, which shall not be unreasonably withheld, Buyer will not enter into any transaction out of the ordinary course of business from the date hereof to the Closing Date.

       (h) Maintenance of Books, Etc. Buyer will maintain its books, accounts and records in the usual manner in accordance with Generally Accepted Accounting Principles. Buyer will duly comply in all material respects with all laws, regulations, ordinances and decrees applicable to Buyer and to the conduct of its business.

       (i) Partnership Amendment. Buyer agrees to enter into any amendment of the Partnership Agreement as may be necessary or appropriate to allow and provide for the purchase contemplated by this Agreement.


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       (j)  Capitalization.  Buyer is solvent, and on the Opening Date Buyer shall have capital and reserves sufficient to pay to PRC St. Regis the sum due under Paragraph 5 (b) above.

       (k) Monthly Report. By the fifteenth day following the end of the previous calendar month of operation under the Management Agreement, Buyer shall provide to PRC-St. Regis a copy of the monthly financial report required by Section 8.9 of the Management Agreement, until the Purchase Price is paid in full.

       (l) Notice to Seller. Buyer shall promptly give written notice to PRC-St. Regis of its entry into any contract to merge or consolidate with another entity, or to sell its assets, or to enter into any other transaction outside the ordinary course of its business, or of any contract regarding the sale of its equity, or of any material change in the nature or character of its business, or any material amendment to its Charter or Bylaws.

       (m)  Opening Date.   Buyer shall use its best reasonable efforts to
expedite the development and construction of the Facility and the Opening
Date.

       (n)  Partnership Distributions.   Buyer, as managing general partner of
the Partnership, agrees that until the sums due and payable to PRC-St. Regis under Paragraphs 4 and 5 of this Agreement are paid in full:

            1. Buyer shall cause the cash flow of the Partnership to be distributed to the Buyer and Massena Corp. on a monthly basis according to their respective entitlements to distributions under Sections 4 and 5 of the Partnership Agreements, and shall not withhold the distribution of any portion thereof;

            2. Buyer shall not, and shall not allow the Partnership to assign, transfer, encumber, pledge or otherwise grant a security interest in twenty (20%) percent of Buyer's right to distributions under the Partnership Agreement; and

            3. Buyer shall not consent to or allow its Partnership Interest to be reduced to less than a fifty (50%) percent partnership interest.

       (o) Partnership Agreement. The Partnership Agreement is binding on the Buyer and has not been changed, modified or amended in any way, and there exist no other agreements or understandings between the Buyer and Massena Corp. relating to the Partnership Agreement or the rights and obligations of the parties thereunder; and, to the knowledge of Buyer, there exist no events that now, or upon the lapse of time or giving of notice, or both, constitute an event of dissolution under the terms of the Partnership Agreement.

       (p) Title to Collateral; Authority to Assign. Buyer is the owner of the LLC Collateral free of all liens and encumbrances, and has full right and authority to assign the same in accordance with the terms of this Agreement.

       (q) Partnership Agreement; Further Transfers. Buyer will not, without PRC-St. Regis' prior written consent, change modify or amend the Partnership Agreement in any material way and any such attempted change, modification or amendment without PRC-St. Regis' consent shall be void. Buyer will not permit to accrue to Manager any right to set-off or defense to payment of any distributions, returns of capital, or other payments to Buyer under the Partnership Agreement. Buyer will not further assign, transfer, sell, encumber, or otherwise dispose of the LLC Collateral, in whole or in part, without the prior written consent of PRC-St. Regis.

       (r) Dissolution; Sale of Partnership Property. Buyer will not dissolve or consent to the dissolution of Manager or consent to the sale of Manager's property without the prior written consent of PRC-St. Regis, which consent shall not be unreasonably withheld.

       (s) Further Agreements. In addition to the financing statements that Buyer is required to deliver to PRC-St. Regis under Paragraph 7(c) above, Buyer agrees to execute and deliver or cause to be executed and delivered to PRC-St. Regis, upon PRC-St. Regis' requests, any additional financing statements, as well as extensions, renewals, and amendments thereof, and any other notices, instruments, or agreements PRC-St. Regis may reasonably require, to perfect PRC-St. Regis' interest in the LLC Collateral or to carry out the agreements of the parties herein contained. Buyer agrees to pay all costs and expenses of filing or recording any such financing statements or other notices, instruments, or agreements.

  15. Assignment of Partnership Distributions. In the event Buyer defaults in payment to PRC-St. Regis of all or any portion of the Purchase Price, Buyer hereby irrevocably assigns to PRC-St. Regis, until payment in full of the sums due under this Agreement is made to PRC-St. Regis, all of Buyer's right, title and interest in and to twenty (20%) percent of the distribution to which Buyer is entitled under Sections 4 and 5 of the Partnership Agreement, and Massena Corp. irrevocably and unconditionally consents to such assignment.

  16. Unreimbursed Development Expenses. Notwithstanding the last sentence of Section 4.02 (b) of the Partnership Agreement and anything contained in this Agreement, Buyer and PRC-St. Regis acknowledge that the Manager shall not be required to make a distribution to the Buyer of any scheduled Development Expenses that are not reimbursed to the Manager by the Tribe.

  17. Time of the Essence. Time shall be of the essence with respect to all terms of this Agreement.

  18. Waivers. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived in writing by the non-defaulting party or parties.

  19. Amendment. This Agreement may not be modified or amended other than by an agreement in writing signed by all the parties hereto.

  20.  Survival.  The representations, warranties, promises, covenants,

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
agreements, indemnities and undertakings of the parties contained in this Agreement shall survive the closing and delivery of documents hereunder.

  21. Litigation Costs. If any legal proceeding is brought to enforce this Agreement, or any provision hereof, or because of a default in any representation, warranty, covenant, or other provision hereof, the successful or prevailing party or parties shall be paid by the non-prevailing party or parties involved in the litigation all reasonable costs, including reasonable attorney's fees, through all proceedings, trials or appeals.

  22. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

  23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

PRC-St. Regis, Inc.

By: /s/ John Aylsworth
   -----------------------------
    John Aylsworth, President

Massena Management, LLC

By: /s/ Ivan Kaufman
   -----------------------------
    Ivan Kaufman, President


Massena Management Corp.

By: /s/ Ivan Kaufman
   -----------------------------
    Ivan Kaufman, President


Native American  Management Corp.

By: /s/ Gary A. Melius
   -----------------------------
    Gary A. Melius, President


By: /s/ Gary A. Melius
   ---------------------------
    Gary A. Melius